EXHIBIT 10.34

DISTRIBUTORSHIP AGREEMENT

This Distributorship Agreement (this "Agreement"), effective the 17th day of September, 2014 (the "Effective Date"), is by and between Amendia, Inc., a Georgia corporation ("Supplier"), and CPM Medical Consultants, LLC ("Distributor" and, along with Supplier, the "Parties" and each a "Party").

This Agreement will not bind or be enforceable against Supplier until countersigned by the Chief Executive Officer of Supplier, regardless of partial performance, and Distributor hereby agrees that no performance by Supplier will constitute an agreement or the ratification of this Agreement by Supplier. Distributor further agrees that this Agreement will be automatically rescinded without further acts of Supplier, and any offers contained herein will be revoked, if Distributor does not sign and return the Agreement to Supplier within 15 business days of the Effective Date. AS A MATERIAL CONDITION PRECEDENT TO ENTERING INTO THIS AGREEMENT, DISTRIBUTOR HEREBY REPRESENTS AND WARRANTS THAT IT IS NOT AND SHALL NOT BECOME A PHYSICIAN-OWNED DISTRIBUTORSHIP.

WHEREAS, Supplier is engaged in the development, manufacture, and sale of medical devices, instruments, and products used in spinal surgery (the "Products");

WHEREAS, Supplier desires to appoint Distributor as an authorized distributor for the Products in accordance with the terms and conditions set forth in this Agreement; and

WHEREAS, Distributor desires to become an authorized distributor for the Products and to market and sell the Products and to provide customers with the services normally offered by distributors of such Products in accordance with the terms and conditions of this Agreement (the "Services").

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE One
APPOINTMENT

1.1Grant. Subject to the terms and conditions of this Agreement, Supplier grants to Distributor for the Term (as defined below) the non-exclusive right to market, sell, distribute, and service the Products as an authorized distributor in the territory specified on the attached Exhibit B ("Territory"). Distributor's appointment is non-exclusive. Supplier may, at its sole discretion and at any time, appoint additional distributors in any geographic area, including, without limitation, the Territory.

1.2Limitations of Use. The Products are to be sold by Distributor solely to hospitals and medical practices for use solely by licensed physicians for implantation by such physicians in their practice of medicine.

1.3Promotion. Distributor agrees to use its best efforts to market and sell the Products.

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1.4Purchase and Sale Commitments. During the Term, Supplier shall make commercially reasonable efforts to manufacture and supply to Distributor the quantities of Products that Distributor requires. Distributor will keep Supplier informed of Distributor's marketing plan and strategy for selling the Products in the Territory. Distributor's commitment for Products shall be limited to that which is specified on Distributor's outstanding purchase orders.

1.5Forecasting. Within 30 days following the Effective Date, the Parties shall negotiate in good faith to agree in writing to a commercially reasonable forecasting methodology which, given best reasonable efforts, assures an uninterrupted supply of Products to customers. The components of the forecasting methodology will include the following:

(a)short-term forecasts which ensure proper planning of manufacturing production to meet demand (purchase orders from Distributor to Supplier should be, within a mutually acceptable range, consistent with the forecast);

(b)long-term forecasts which aid Supplier in capacity planning and ensure optimal investments in manufacturing expansions;

(c)the forecasts shall be developed taking into account lead time requirements necessary to ramp up production as well as assuring proper supply of long lead time materials; and

(d)a mechanism for sharing of expenses associated with underutilization of capacity and long lead time materials.

ARTICLE Two
PRODUCTS AND PRICING

2.1Products. Distributor agrees that the Products for which it is appointed an authorized distributor are limited to the Products (and related Services of Supplier) set forth in Exhibit A. At the sole discretion of Supplier, Exhibit A may be amended from time to time to add or remove Products.

2.2Prices, Risk of Loss, and Shipping. The Parties understand and agree that certain Products not manufactured by Supplier may be shipped directly from Supplier's third-party manufacturer (the "Manufacturer"). The purchase prices described on Exhibit B are FOB shipping point, which shall be either Supplier's or Manufacturer's place of business, as applicable. All risk of loss or damage to the Products shall pass to Distributor at the FOB point. Unless otherwise agreed, Supplier or Manufacturer, as applicable, shall ship to Distributor's domestic facilities only. Distributor shall be responsible for all deliveries to Distributor's affiliates, if any, and to end-users, including obtaining, at Distributor's expense, any required customs, export, and import approvals. The prices on Exhibit B exclude shipping, transportation, warehousing, and insurance, where applicable, and all state, local, and federal sales and excise taxes, all of which shall be billed separately and shall be the responsibility solely of Distributor.

2.3Payment Terms. Payment for the initial order of Products placed by Distributor must be received by Supplier prior to shipment of the Products. For all subsequent orders, terms of payment are net 30 days from the date of shipment of Distributor's order; provided, however,

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that Supplier may adjust such payment terms in its sole discretion based upon any factors that Supplier deems relevant, including, without limitation, Distributor's payment history, frequency and volume of orders, and financial condition.

2.4Order Forms and Terms & Conditions of Sale. When placing orders for Products, Distributor shall use its purchase order form (as set forth in Exhibit C), which may be amended from time to time subject to Supplier's prior written consent, not to be unreasonably withheld. In the event of any conflict between the terms of this Agreement and the terms of any of Distributor's or Supplier's pre-printed forms, invoices, order acknowledgements, or any other documents, the terms of this Agreement shall prevail unless the Parties mutually agree otherwise in a document signed by both Parties which refers to this Agreement.

ARTICLE Three
MATERIALS TO BE FURNISHED BY SUPPLIER

3.1Marketing Literature. Supplier will furnish to Distributor technical and sales promotional material, brochures, bulletins, and specification data covering the Products. Such materials will be furnished in reasonable quantities and at no cost to Distributor, unless otherwise agreed upon between Supplier and Distributor. Distributor will not use any marketing literature or sales promotion materials in connection with the sale of the Products other than literature and materials approved in advance by Supplier.

3.2No Alteration. Distributor will not alter any materials supplied by Supplier without Supplier's prior written consent.

3.3Product Labeling. Supplier shall label and package all Products using labels and packaging supplied by Supplier. Distributor will not alter such labeling or packaging without Supplier's prior written consent.

3.4Consigned Instruments and Inventory. Supplier may in its sole discretion transfer possession, but not title, of certain Products and related goods, including instrument sets, to Distributor, whether for sale by Distributor to third parties or for Distributor to hold as bailee in the furtherance of its business purpose. Supplier will retain all right, title, and interest in and to such Products and related goods (collectively "Consigned Goods"). Distributor will hold Consigned Goods in a fiduciary capacity. If any Consigned Goods are damaged, lost, missing, stolen, or otherwise diminished in value in any way, Supplier shall invoice Distributor for the price listed in Exhibit A, or, in the event the damaged Consigned Goods do not have a price listed in Exhibit A, for the usual retail value obtained by Supplier for such Consigned Goods. Upon termination or expiration of this Agreement, or upon request of Supplier, Distributor shall immediately, and at its own expense, return to Supplier all Consigned Goods in its possession or control. Distributor shall be primarily responsible for any Consigned Goods placed by Distributor with a third party, including any resellers. Distributor agrees and acknowledges that all Consignment Goods shall be subject to the terms of this Agreement. Distributor authorizes Supplier to file any financing statements, continuation statements, termination statements, and other documents as Supplier may desire to protect or perfect and continue in effect Supplier's right, title, and interest to the Consignment Goods, including any security interest of Supplier created hereby ("Consignment Liens"). Distributor shall, and shall ensure that each reseller will, execute

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and deliver to Supplier such other documents as Supplier may require to carry out the purposes of this Agreement, and to protect Supplier's rights hereunder.

ARTICLE Four
SERVICES TO BE PROVIDED BY DISTRIBUTOR AND CUSTOMER SUPPORT

4.1Customer Support. Distributor shall be responsible for all support and service requirements of end-users of the Products and shall maintain end-user complaint files in compliance with ISO 9000 requirements and other applicable governmental requirements. In addition, Distributor shall be responsible for end-user training as to Products with end-users.

4.2Customer Complaints and Recalls. Distributor shall engage in all communications with the end-users to whom Distributor sells Products. Distributor shall supply to Supplier within three working days of Distributor's receipt, copies of any complaints that Distributor believes are attributable to the Products. Supplier shall promptly notify Distributor of any suspected failures of Products, whether or not such Products have already been shipped to Distributor. If there is a significant problem with any Product that may affect the Product's performance, or if any governmental or regulatory authority in the Territory issues a request, directive, or order that any Product be recalled or withdrawn, or such request, directive, or order is imminent, or if a court of competent jurisdiction orders such a recall or withdrawal, Supplier shall determine in its sole discretion whether a product recall is necessary, and Supplier and Distributor shall administer any recall in accordance with applicable governmental regulations. To the extent that a recall results from any cause or event arising from design, manufacture, or shipment of the Products, Supplier (or Supplier's source) shall be responsible for the expense of the recall, provided that Distributor shall provide Supplier with reasonable documentation of such expense. To the extent that a recall results from any cause or event arising from Distributor's marketing, sale, promotion or distribution of, or improper training with respect to, the Products, Distributor shall be responsible for the expense of the recall, provided that Supplier shall provide Distributor with reasonable documentation of such expense. In each instance, the Parties shall cooperate to efficiently effectuate the recall. For purposes of this Agreement, expenses of recall shall include, without limitation, the expenses of notification, destruction, and return of the recalled or withdrawn Products and Distributor's and Supplier's costs for the Products recalled or withdrawn.

4.3Product Sales Reports. In accordance with the requirements of Medical Device Directive 93/42 EWG, ISO 13485, and ISO 9001 standards, Distributor will permanently maintain a complete record of all Products sold and installed in the Territory (the "Tracking Report"). These records will list, by serial number, all locations with name and address, where Products are installed. The Tracking Report shall contain sufficient information to permit complete and rapid withdrawal of a Product from the market. If a recall or the withdrawal of the Product shall occur, Distributor shall actively assist Supplier to ensure prompt and safe recall or withdrawal of the Product from customer and the Territory. Distributor shall retain the Tracking Report for the projected useful life of the Products sold or placed in the Territory and shall provide such Tracking Report upon request by Supplier. On a quarterly basis and upon termination of this Agreement, Distributor shall promptly deliver the Tracking Report to Supplier. Upon the delivery of the Tracking Report to Supplier by Distributor in the event of termination of this Agreement, Distributor will no longer be required to maintain the Tracking Report except as required by law.

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ARTICLE Five
WARRANTY, COMPLIANCE WITH LAWS, AND INDEMNIFICATION

5.1Warranty. Supplier warrants that all Products will be free from defects in material and workmanship, will be fit and sufficient for the purposes intended, and will conform to Supplier's performance specifications issued by Supplier from time to time in writing; provided, however, that the Products are handled and stored by Distributor, and implanted by end-users, according to reasonable instructions from Supplier. The length of the warranty for each of the Products is 90 days after delivery to Distributor, or its end-user where the Products are shipped directly to the end-user.

5.2Supplier's Options in Event of Breach. In the event of a breach of any of Supplier's warranties, Supplier shall, at Supplier's sole option, promptly refund the purchase price of the defective Product or replace the Product at Supplier's expense, including shipping charges. If Supplier requests Distributor to return the defective Products, such return shall be done at Supplier's expense.

5.3Use by Users. Supplier understands and agrees that Distributor will be reselling Products and the warranty provided hereunder shall not be voided due to use of the Products by Distributor's customers or end-users; provided, however, that Distributor and Distributor's agents, employees, and distributors use and store Products in accordance with Supplier's written instructions. Distributor understands and agrees that any of the Products constituting a biologic or synthetic substance (the "Biologics") intended to enhance cellular growth may require special handling and storage, including temperature-controlled facilities, and may require registration by Distributor within the jurisdiction of operation and sale, and therefore Distributor agrees to comply with all instructions for handling and storage and to obtain all necessary registrations and permits for such Biologics, and any failure to comply with the foregoing shall constitute a material breach under this Agreement and void any warranty related thereto.

5.4Disclaimer of Any Other Warranties. SUPPLIER MAKES NO WARRANTIES REGARDING THE PRODUCTS OTHER THAN THE EXPRESS WARRANTIES SET FORTH ELSEWHERE IN THIS AGREEMENT AND THERE SHALL BE NO IMPLIED OR STATUTORY WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OR NON-INFRINGEMENT.

5.5Branding. All Products shall be marketed solely under the branding and trademarks (collectively, "Trademarks") owned by Supplier and assigned to each of the Products. Such branding and trademarks may change from time to time at Supplier's sole discretion. Supplier grants to Distributor a limited license to the Trademarks to be used solely in the marketing of the Products during the Term of this Agreement provided that such use by Distributor is then in accordance with federal regulations concerning the marketing of medical products and any other relevant statutes and regulations. As between Supplier and Distributor, Supplier shall have the exclusive right to prosecute and defend all intellectual property rights with respect to Trademarks underlying the Products.

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5.6Compliance with Laws. Each Party shall observe and comply with all applicable United States federal, state, and local laws, executive orders, rules, and regulations in connection with the performance of their respective obligations under this Agreement, including any requirements which may be or become applicable due to the fact that one of the equity owners of Supplier is a physician and surgeon whose patients may receive medical services, including implants, included among the Products, some of whom from time to time may receive financing with respect to such services under the federal Medicare or Medicaid programs.

5.7Indemnification.

(a)Definition of "Loss". A "Loss" or "Losses" shall mean any and all damages, deficiencies, claims, actions, charges, suits, proceedings, demands, assessments, judgments, orders, decrees, awards, penalties, fines, amounts paid in settlement, losses (including any diminution in value), costs, expenses, fees, obligations and liabilities (including, without limitation, costs of collection and attorneys' fees and expenses) arising from or related to any of the following:

(i)Supplier. In the case of Supplier as Indemnifying Party (as defined below), (A) any breach of or inaccuracy in any representation or warranty made by or on behalf of Supplier in this Agreement, (B) any breach or violation of any covenant or agreement made by or on behalf of Supplier in this Agreement, or (C) the failure of any Product to conform to any express warranty during the warranty period applicable thereto or, when delivered to Distributor, to conform to the specifications issued by Supplier, provided, however, that Supplier shall not indemnify Distributor to the extent that such Loss arises from the gross negligence or willful misconduct of Distributor or its customers.

(ii)Distributor. In the case of Distributor as Indemnifying Party, (A) any breach of or inaccuracy in any representation or warranty made by or on behalf of Distributor in this Agreement, or (B) any breach or violation of any covenant or agreement made by or on behalf of Distributor in this Agreement, provided, however, that Distributor shall not indemnify Supplier to the extent that such Loss arises from the gross negligence or willful misconduct of Supplier.

(b)In General. Supplier hereby agrees to indemnify Distributor and hold Distributor harmless from, against, and in respect of Losses. Distributor hereby agrees to indemnify Supplier and hold Supplier harmless from, against, and in respect of Losses.

(c)Time Limitation on Indemnification. Notwithstanding the foregoing, no claim may be made or suit instituted under this Section 5.7 unless such claim is asserted by written notice specifying to a reasonable degree the material details of the alleged breach (to the extent then known) that is delivered to the other Party on or before the first anniversary of the termination or expiration of this Agreement.

(d)Third Party Claims. Promptly after the receipt by any Party entitled to indemnification under this Section 5.7 (in such capacity, an "Indemnitee") of notice of the commencement of any action against such Indemnitee by a third party (a "Third Party

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Claimant"), such Indemnitee shall, if a claim with respect thereto is or may be made against any party required to provide indemnification pursuant to this Section 5.7 (in such capacity, an "Indemnifying Party"), give such Indemnifying Party written notice thereof. The failure to give such notice shall not relieve any Indemnifying Party from any obligation hereunder except where, and then solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have the right to defend such claim, at such Indemnifying Party's expense and with counsel of its choice reasonably satisfactory to the Indemnitee, provided that the Indemnifying Party conducts the defense of such claim actively and diligently. If the Indemnifying Party assumes the defense of such claim, the Indemnitee agrees to reasonably cooperate in such defense so long as the Indemnitee is not materially prejudiced thereby. So long as the Indemnifying Party is conducting the defense of such claim as provided in the previous sentence, the Indemnitee may retain separate co-counsel at its sole cost and expense and may participate in defense of such claim, and neither the Indemnifying Party nor the Indemnitee will consent to the entry of any judgment or enter into any settlement with respect to such claim without the prior written consent of the other, which consent will not be unreasonably withheld. If the Indemnitee reasonably determines that there may be a conflict between the positions of the Indemnifying Party and the Indemnitee in conducting the defense of any action pursuant to this Section 5.7, the counsel for the Indemnitee shall conduct the defense of such action (at the expense of the Indemnifying Party) to the extent reasonably determined by such counsel to be necessary to protect the interests of the Indemnitee and the Indemnifying Party shall employ separate counsel for its own defense. In the event the Indemnifying Party does not or ceases to conduct the defense of such claim as so provided, (x) the Indemnitee may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, such claim in any manner it may reasonably deem to be appropriate, (y) the Indemnifying Party will reimburse the Indemnitee promptly and periodically for the costs of defending against such claim, including attorneys' fees and expenses, and (z) the Indemnifying Party will remain responsible for any Losses the Indemnitee may suffer as a result of such claim to the full extent provided in this Section 5.7. Distributor shall take all such actions at the expense of Supplier as may be reasonably requested by Supplier in connection with such settlement or defense. If a preliminary or final judgment shall be obtained against Distributor's use of Products or any components thereof by reason of any alleged infringement, or if, in Supplier's opinion, a Product is likely to become subject to such a claim, Supplier may, at its sole option and expense:

(i)modify the Product so that the Product becomes non-infringing, but still meets the performance specifications of such Product;

(ii)procure for Distributor or its customers the right to continue to use the Product; or

(iii)substitute for the allegedly infringing Product another product meeting the performance specifications for such Product, at no additional cost to Distributor.

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(e)Additional Limits on Indemnification. Anything elsewhere in this Agreement to the contrary notwithstanding, neither Party nor any Indemnitee shall be entitled to indemnification pursuant to Section 5.7(b) of this Agreement:

(i)for any amount by which a covered Loss is increased because the Indemnitee failed to give the Indemnified Party notice thereof within a reasonable time after learning that such covered Loss exists;

(ii)for any portion of any covered Third Party Claim to the extent settled or compromised by the Indemnitee without the prior written consent of the Indemnifying Party, which consent may not be unreasonably withheld or delayed, while the Indemnifying Party has undertaken and continues the defense of such Third Party Claim in accordance with the terms of Section 5.7(d);

(iii)for any amount in excess of the highest bona fide offer by the Indemnifying Party to settle or compromise any covered Third Party Claim where such offer of settlement or compromise includes a complete release of, or complete covenant not to sue, the Indemnitee by the Third Party Claimant and the Third Party Claimant states in writing that such offer of settlement or compromise is unconditionally acceptable to it but the settlement or compromise is prevented from occurring by any action or any withholding of consent or approval on the part of the Indemnitee;

(iv)anything elsewhere in this Agreement to the contrary notwithstanding, it is the intention of Supplier and Distributor that indemnification, as provided in this Section 5.7, shall be the exclusive remedy for any and all breaches of representation, warranty, covenant, or agreement contained in this Agreement, except for specific performance of covenants specified in this Agreement, provided that the foregoing shall not limit the right of the Parties to such equitable remedies as may be available. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY AMOUNTS REPRESENTING ITS LOSS OF PROFITS, LOSS OF BUSINESS, OR INDIRECT, SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, ARISING FROM THE PERFORMANCE OR NONPERFORMANCE OF THIS AGREEMENT OR ANY ACTS OR OMISSIONS ASSOCIATED THEREWITH OR RELATED TO THE USE OF ANY ITEMS OR SERVICES FURNISHED UNDER THIS AGREEMENT, WHETHER THE BASIS OF THE LIABILITY IS BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), STATUTES, OR ANY OTHER LEGAL THEORY.

ARTICLE Six
ASSIGNMENT

6.1Distributor's Rights and Obligations Nonassignable. Distributor's rights to market, promote, sell, and distribute the Products are nonassignable or otherwise transferable in whole or in part without Supplier's prior written consent.

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6.2Assignment by Supplier. Supplier may assign this Agreement without Distributor's consent upon written notice to Distributor.

ARTICLE Seven
TERM, MODIFICATION, AND TERMINATION

7.1Term. The initial term of this Agreement shall be for 12 months commencing as of the Effective Date (the "Initial Term"), and shall renew for successive one year periods thereafter only through advance written consent of all Parties as provided herein (the Initial Term together with all such renewal periods are referred to herein as the "Term"). Any earlier modification or termination of the term of this Agreement to the contrary notwithstanding, under no circumstances shall the pricing of any Products which may be sold for use in treating patients whose care is financed in whole or in part under the federal Medicare or Medicaid programs be changed in any respect within such Term.

7.2Termination. Either Party may terminate this Agreement, with or without cause, upon 30 days written notice delivered to the last known address of the other Party. Supplier may terminate this Agreement immediately upon the material breach of any provision hereof by Distributor. In the event of termination or expiration of this Agreement, Supplier shall, within 90 days after such termination, have the right to purchase from Distributor all of any inventory of Products Which Distributor may have on hand that are in sellable condition and shall have purchased from Supplier at a price not to exceed the transfer price at which Distributor acquired such inventory. Supplier may charge a restocking fee of 25% for all such Products repurchased by Supplier. In addition, Distributor shall to return to Supplier any and all property belonging to Supplier, including, without limitation, all sales materials, documentation, quotations, specifications, prices, confidential data, and demonstration Products, materials, and samples, and Supplier shall also return any like property of Distributor.

ARTICLE Eight
ACCEPTANCE

8.1

All Orders Subject to Acceptance by Supplier. All orders placed by Distributor under this Agreement shall be subject to acceptance by Supplier. Supplier reserves the right to reject any order in Supplier's sole discretion. Upon Supplier acceptance of the orders, they shall become binding contracts.

ARTICLE Nine
WORK PRODUCT AND INTELLECTUAL PROPERTY

9.1Prohibition on Reverse Engineering and Ownership of Work Product. Distributor agrees not to modify, improve, reverse engineer, disassemble, analyze for reproduction, or otherwise duplicate any of the Products and further agrees not to aid any other persons or entities in doing the same. Any modifications or improvements to the Products (collectively, the "Improvements") made by Distributor shall be owned exclusively by Supplier, and Distributor hereby assigns, and shall ensure that its employees and officers enter into binding commitments to assign, to Supplier all rights, title, and interest in and to the Improvements. Supplier shall own all Work Product (as defined below). All Work Product shall be considered work made for hire by

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Distributor and owned by Supplier. If any of the Work Product may not, by operation of law, be considered work made for hire by Distributor for Supplier (or if ownership of all right, title, and interest of the intellectual property rights therein shall not otherwise vest exclusively in Supplier), Distributor agrees to assign, and upon creation thereof automatically assigns, without further consideration, all Work Product. Supplier and its successors and assigns shall have the right to obtain and hold in its or their own name copyrights, registrations, patents, and any other protection available in any Work Product. "Work Product" means all intellectual property rights that relates to the business and interests of Supplier and that Distributor creates, invents, conceives, or develops at any time during the term of this Agreement relating to the business of Supplier, including all U.S. and international copyrights, patentable inventions, Trade Secrets (as defined below), discoveries, and improvements, and other intellectual property rights.

ARTICLE Ten
FORCE MAJEURE

10.1Force Majeure. Neither Party shall be held in breach of this Agreement for failure to perform any of its obligations hereunder, and the time required for performance shall be extended for a period equal to the period of such delay, provided that such delay has been caused by or is a result of any acts of God; acts of the public enemy; civil strife; wars declared or undeclared; embargoes; labor disputes, including strikes, lockouts, job actions, or boycotts; fires; explosions; floods; shortages of material or energy; events caused by reason of laws or regulations or orders by any government, governmental agency, or instrumentality, or by any other supervening unforeseeable circumstances beyond the reasonable control of the Party so affected. The Party so affected shall (a) give prompt written notice to the other Party of the nature and date of commencement of the force majeure event and its expected duration, and (b) use its reasonable best efforts to relieve the effect of such cause as rapidly as possible.

ARTICLE Eleven
INDEPENDENT CONTRACTOR

11.1Independent Contractor. Distributor agrees that it is an "independent contractor," and shall use its best efforts on behalf of Supplier. However, Distributor shall not be obligated to serve Supplier exclusively during the term of this Agreement and Supplier shall not be obligated to engage Distributor exclusively at any time during the term of this Agreement. Distributor shall be solely responsible for all federal, state, and local taxes on Distributor's income as well as all state, local, and federal sales and excise taxes.

11.2Authorized Distributor. Distributor may indicate in its advertising and on its stationery that it is an authorized distributor for Supplier and that Products promoted by or sold by it were manufactured or distributed by Supplier, as the case may be. Supplier does not appoint Distributor as its agent, nor does Supplier authorize Distributor to pledge the credit of Supplier or to enter into any contract for Supplier or to bind Supplier in any manner.

11.3Trademarks and Trade Name. Supplier does not convey any property rights or interest in any trademarks, trade names or other intellectual property of Supplier. Distributor's use of any trademark or trade name, or other intellectual property of Supplier, is for the exclusive benefit of Supplier.

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ARTICLE TwelveARTICLE TWELVE
CONFIDENTIALITY

12.1Consequences of Entrustment with Sensitive Information. Distributor should recognize that Distributor's relationship with Supplier requires considerable responsibility and trust. Relying on Distributor's ethical responsibility and undivided loyalty, Supplier agrees to and expects to entrust Distributor with highly sensitive, confidential, restricted, and proprietary information involving Trade Secrets and Confidential Information (as defined herein). Distributor should recognize that it could prove very difficult to isolate these Trade Secrets and Confidential Information from business activities that Distributor might consider pursuing after termination of Distributor's Services, and in some instances Distributor may not be able to compete with Supplier in certain ways because of the risk that Supplier's Trade Secrets and Confidential Information might be compromised. Distributor acknowledges and agrees that Distributor is legally and ethically responsible for protecting and preserving Supplier's proprietary rights for use only for Supplier's benefit, and these responsibilities may impose unavoidable limitations on Distributor's ability to pursue some kinds of business opportunities that might interest Distributor during or after Distributor's relationship with Supplier.

12.2Definition of "Trade Secret". For purposes of this Agreement, a "Trade Secret" is any information, including technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which qualifies as a trade secret under applicable law. A "Trade Secret" generally (a) derives economic value, actual or potential, from not being generally known, and not being readily ascertainable by proper means, by other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

12.3Restrictions of Use of Disclosure of Trade Secrets. Distributor agrees not to use or disclose any Trade Secrets of Supplier for so long as Distributor provides the Services to Supplier and for so long afterwards as the pertinent item or information remains a Trade Secret, whether or not the Trade Secret is in written or tangible form, except as required to perform Distributor's Services for Supplier. This prohibition is in addition to any rights of Supplier existing under common law or applicable statutes for the protection of Trade Secrets or Confidential Information.

12.4Confidential Information. In addition, and without any intention of limiting Distributor's other obligations under this Agreement in any way, Distributor agrees, for so long as Distributor provides the Services to Supplier and for a period of three years following the cessation of the Services for any reason (with or without cause), not to disclose or reveal any Confidential Information concerning Supplier or its clients or business partners. As used herein, "Confidential Information" includes all data or information, whether or not marked "confidential" (other than Trade Secrets), that is valuable to Supplier (or, if owned by someone else, is valuable to that third party) and not generally known to the public or to competitors in the industry, whether (a) disclosed by Supplier or developed by Distributor as part of Distributor's duties hereunder, or (b) disclosed to Supplier, or to Distributor as part of Distributor's duties hereunder, by third parties subject to obligations of confidentiality. "Confidential Information" includes Distributor's compensation from Supplier pursuant to this Agreement, Supplier's business, markets, strategic plans, or any information pertaining to the technologies and proprietary products, services, and processes of

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Supplier (particularly technology under current development or improvement), or any confidential information received from a customer or business partner of Supplier, unless Distributor has obtained express approval to use or disclose such information from Supplier in advance. Any and all material data, information, know-how, and documentation related to Supplier's Business, its market, its customers, its technology, its research and development, and its anticipated business which is communicated to, supplied to, or observed by Distributor that is not public information constitutes Confidential Information.

12.5Return of Materials. Upon the request of Supplier and, in any event, upon the cessation of the Services, Distributor must return to Supplier and leave at its disposal all memoranda, notes, records, drawings, manuals, computer programs, internal or external storage devices, drives, documentation, diskettes, computer tapes, and other documents or media pertaining to the business of Supplier or the Services (including all copies of such materials). Distributor must also return to Supplier and leave at its disposal all materials involving any Trade Secrets and Confidential Information of Supplier. This Section 12.5 is intended to apply to all materials made or compiled by Distributor, as well as to all materials furnished to Distributor relating to the provision of the Services.

ARTICLE Thirteen
DISPUTES, GOVERNING LAW, AND VENUE

13.1Governing Law and Venue. This Agreement will be governed by and construed in accordance with the laws of the State of Georgia. Any claim arising out of or relating to this Agreement or its subject matter or any right or obligation created by this Agreement, irrespective of legal theory or claims underlying such dispute, will be brought and determined exclusively in the courts of Cobb County in the State of Georgia. Each of the Parties to this Agreement hereby irrevocably submits to the jurisdiction of courts in the State of Georgia, and agrees not to challenge jurisdiction or choice of venue for this Agreement, its subject matter, or any right, obligation, or dispute arising hereunder. The Parties agree that this Agreement is performable in Cobb County, Georgia.

13.2Attorneys' Fees. In the event any suit or arbitration is reasonably necessary to enforce any provision of this Agreement, the non-prevailing Party shall pay the prevailing Party a reasonable sum for attorneys' fees and costs incurred by the prevailing Party.

13.3Specific Performance and Consent to Injunctive Relief. Distributor agrees that Supplier will suffer irreparable harm if Distributor breaches any covenant in this Agreement, and that damages would be very difficult to ascertain if Distributor breached any covenant in this Agreement. The faithful observance of all covenants in this Agreement is an essential condition to Distributor's continuing relationship with Supplier, and Supplier is depending upon absolute compliance. This Agreement is intended to protect the proprietary rights of Supplier in many important ways. Even the threat of any misuse of the Trade Secrets or Confidential Information of Supplier would be extremely harmful, since they are essential to the business of Supplier. Distributor agrees that any court or arbitrator of competent jurisdiction should immediately enjoin any breach of this Agreement upon the request of Supplier, and Distributor specifically releases Supplier from the requirement of posting any bond in connection with temporary or interlocutory injunctive relief, to the extent permitted by law.

5200-1-4424-1.012Initials:- -

EXHIBIT 10.34

ARTICLE Fourteen
FURTHER ASSURANCES

14.1Further Assurances. Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments, and documents as the other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

ARTICLE Fifteen
RESTRAINT ON COMPETITION

15.1Factual Background. Distributor acknowledges that Supplier's customer contacts and relations are established and maintained at great expense and that Distributor, by virtue of Distributor's relationship with Supplier, will have unique and extensive exposure to or personal contact with Supplier's customers such that Distributor will be able to establish a unique relationship with Supplier's customers.

15.2Nonsolicitation of Customers. In consideration of the foregoing, Distributor covenants and agrees that Distributor will not, for so long as Distributor provides the Services to Supplier and for 12 months following the cessation of the Services for any reason (with or without cause) (the "Nonsolicitation Period"), on Distributor's own behalf or on behalf of any person, firm, partnership, association, corporation, or business organization, entity, or enterprise, solicit, contact, or call upon any customer of Supplier, or any representative of a customer, with whom Distributor had material business contact for Supplier, for the purpose of competing with Supplier in Supplier's Business. "Business" means the development, sale, distribution, or manufacture of medical devices used in the treatment of spinal injuries or illnesses where such devices are substantially similar to those Distributor sold on behalf of Supplier.

15.3Nonsolicitation of Employees. Distributor acknowledges the substantial amount of time, money, and effort that Supplier has spent and will spend in recruitment of competent employees, representatives, distributors, consultants, agents, and independent contractors (collectively, "Supplier Representatives"), and agrees that Distributor will not, during the term of this Agreement and for a period of 12 months following the termination of the Agreement for any reason (with or without cause), solicit, or actively assist any other entity in soliciting, for employment or hire on any other basis, including as an independent contractor, any Supplier Representative.

15.4Noncompetition. Because of Supplier's legitimate business interest as described herein and the good and valuable consideration offered to Distributor under this Agreement, for so long as Distributor provides the Services to Supplier and for 12 months following the cessation of the Services for any reason (with or without cause), Distributor agrees and covenants not to engage in Prohibited Activity. For purposes of this Section 15.4, "Prohibited Activity" is activity in which Distributor contributes its knowledge, employees, intellectual property, or other resources to any person, business, investment, venture, or other enterprise or entity, whether individually or jointly with others, that is engaged in the same or similar Business as that of Supplier at the time of the termination of this Agreement. "Prohibited Activity" also includes activity that may require

5200-1-4424-1.013Initials:- -

EXHIBIT 10.34

or inevitably requires disclosure of trade secrets, proprietary information, or Confidential Information.

ARTICLE Sixteen
LIMITATION OF LIABILITY

16.1Limitation of Liability. Supplier will not be liable to Distributor for any indirect, incidental, delay, special, punitive, or consequential damages, including damages for lost opportunities, lost profits, loss of use, cost of capital, from this Agreement or any other transaction, or lost savings, whether arising in contract, tort, or otherwise, even if such damages were foreseeable or result from a breach of this Agreement. In no event will the aggregate liability of Supplier to Distributor exceed the amount of the fees paid by Supplier to Distributor during the 12-month period immediately preceding the date the relevant claim first arose. The Parties specifically acknowledge that the pricing provisions of this Agreement reflect such allocation of risk and limitation of liabilities.

ARTICLE Seventeen
INTERPRETATION

17.1Severability. In the event that any provision of this Agreement, or the application of such provision to any person or entity or set of circumstances, is determined to be invalid, unlawful, void, or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons or entities or circumstances other than those as to which it is determined to be invalid, unlawful, void, or unenforceable, will not be affected and will continue to be valid and enforceable to the fullest extent permitted by law.

17.2Notices. All notices under this Agreement will be in writing and will be deemed to have been given and received on the earlier of the date when written notice is delivered to the address of the Party notified or three business days after the date such notice is deposited in the U.S. Mail, by registered or certified mail, postage prepaid, addressed to the address of the Party being notified. Any Party may change its address for notices by giving a written notice of address change to the other Party. Notice to the Parties will be given at the address as follows:

If to Supplier.	Amendia, Inc.
1755 West Oak Parkway
Marietta, Georgia 30062
Attention: Jeffrey A. Smith, CEO
Fax: (678) 669-2006

If to Recipient	CPM Medical Consultants, LLC
[Counterparty Address Line]
[Counterparty Address Line 2]
Attention: [Counterparty Principal]

5200-1-4424-1.014Initials:- -

EXHIBIT 10.34

17.3No Waiver. The waiver by Supplier of any breach of this Agreement by Distributor will not be effective unless such waiver is in writing, signed by an authorized official, and references the specific breach, and no such waiver will operate or be construed as a waiver of the same or another breach on the same or any subsequent occasion.

17.4Entire Agreement. This document is the full and complete agreement between the Parties as to its subject matter and supersedes any previous written or oral agreements relating to this subject which Distributor may have made with Supplier.

17.5Benefit. This Agreement will inure to the benefit of, and be binding upon, (i) Supplier, together with its successors and assigns; and (ii) Distributor, together with, as hereby permitted, Distributor's successors, executors, administrators, personal representatives, heirs, and legatees. This Agreement is not intended to provide third-party beneficiary status to any other party, except as specifically provided herein.

17.6Section Headings. The headings contained in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation thereof.

17.7Multiple Counterparts. This Agreement may be executed in counterparts, each of which will be an original, but all of which together will constitute one instrument.

17.8Joint Language. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent and no rules of strict construction will be applied against any Party.

17.9Additional Representations and Warranties. Each Party represents and warrants to the other Party that (a) it is not a party to or bound by any agreement or understanding, oral or written, which conflicts with or purports to prohibit it from entering into this Agreement or performing any term or provision of this Agreement; and (b) that the person whose signature appears below as signatory for it has been and is on the date hereof duly authorized by all necessary and appropriate action to execute this Agreement.

17.10Modification. This Agreement may be modified or amended from time to time only by the mutual agreement of the Parties reduced to writing and executed by them.

17.11Cumulative Remedies and Costs. The rights and remedies specified in any provision of this Agreement are in addition to all other rights and remedies a Party may have under any other agreement or applicable law, including any right to equitable relief and any right to sue for damages as a result of a breach of this Agreement (whether or not it elects to terminate this Agreement), and all such rights and remedies are cumulative.

17.12Qui Tam Waiver. Distributor agrees that if any administrative claim is made against Supplier, through a qui tam action under the False Claims Act or otherwise (any such claim an "Administrative Action"), to the extent permissible by law, Distributor will not be entitled to, and hereby waives and covenants not to pursue, any individual monetary relief or award or other individual remedies available to Distributor by or through such Administrative Action. The Parties agree that this Agreement does not limit either Party's right, where applicable, to file or participate in an investigative proceeding of any federal, state, or local governmental agency or authority.

5200-1-4424-1.015Initials:- -

EXHIBIT 10.34

Distributor agrees to have all of its owners, managers, directors, officers, employees, agents, attorneys, consultants, and any other representatives individually agree to abide by the terms of this Section 17.12.

17.13Interpretation. For purposes of this Agreement, (i) the words "include," "includes" and "including" are deemed to be followed by the words "without limitation"; (ii) the word "or" is not exclusive; and (iii) the words "herein," "hereof," "hereby," "hereto" and "hereunder" refer to this Agreement as a whole. Unless the context otherwise requires, references herein (x) to sections, schedules, and exhibits mean the sections of, and schedules and exhibits attached to, this Agreement; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement is to be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. The schedules and exhibits referred to herein are to be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

[Signature page follows"

5200-1-4424-1.016Initials:- -

EXHIBIT 10.34

IN WITNESS WHEREOF, the Parties have executed this Distributorship Agreement as of the Effective Date.

SUPPLIER	DISTRIBUTOR
Amendia, Inc.	CPM Medical Consultants, LLC
Jeffrey A. Smith	Name:
CEO	Title:

Acknowledged and Agreed:

The undersigned individual, in his capacity as a principal of Distributor, hereby agrees to comply with the terms and conditions of this Agreement, including the duties to maintain confidentiality, protect trade secrets, and refrain from reverse engineering, as described in Articles Nine and Twelve of this Agreement, and the duty to not solicit customers or employees of Supplier, as described in Article Fifteen of this Agreement.

Name:

5200-1-4424-1.017Initials:- -

EXHIBIT 10.34

EXHIBIT A

DESCRIPTION AND PRICING OF PRODUCTS

(See attached.)

Initials:- -

EXHIBIT 10.34

Amendia
The Elements of Healing

Amendia, Inc.
1755 West Oak Parkway
Marietta, GA. 30062.
Phone: 770-575-5200
1-877-755-3329
Fax: 877-420-1213
Website: www.amendia.com

9/17/2014
CPM Medical

Dear Customer,
In reference to your quote request, Amendia Inc. is please to provide the following quotation

Savannah-T High Top (Domed)

Part Number	Description	Qty.	Price	Ext. Price
10-TR-3	Savannah-T High-Top Implant Tray Case	1	$2,185.52	$2,185.52
10-03-5530-2	Savannah-T Dome Topped Screw Assembly, Cannulated, 5.5 x 30mm	2	$350.00	$700.00
10-03-5535-2	Savannah-T Dome Topped Screw Assembly, Cannulated, 5.5 x 35mm	4	$350.00	$1,400.00
10-03-5540-2	Savannah-T Dome Topped Screw Assembly, Cannulated, 5.5 x 40mm	6	$350.00	$2,100.00
10-03-5545-2	Savannah-T Dome Topped Screw Assembly, Cannulated, 5.5 x 45mm	6	$350.00	$2,100.00
10-03-5550-2	Savannah-T Dome Topped Screw Assembly, Cannulated, 5.5 x 50mm	4	$350.00	$1,400.00
10-03-6530-2	Savannah-T Dome Topped Screw Assembly, Cannulated, 6.5 x 30mm	4	$350.00	$1,400.00
10-03-6535-2	Savannah-T Dome Topped Screw Assembly, Cannulated, 6.5 x 35mm	4	$350.00	$1,400.00
10-03-6540-2	Savannah-T Dome Topped Screw Assembly, Cannulated, 6.5 x 40mm	8	$350.00	$2,800.00
10-03-6545-2	Savannah-T Dome Topped Screw Assembly, Cannulated, 6.5 x 45mm	8	$350.00	$2,800.00
10-03-6550-2	Savannah-T Dome Topped Screw Assembly, Cannulated, 6.5 x 50mm	6	$350.00	$2,100.00
10-03-6555-2	Savannah-T Dome Topped Screw Assembly, Cannulated, 6.5 x 55mm	6	$350.00	$2,100.00
10-03-6560-2	Savannah-T Dome Topped Screw Assembly, Cannulated, 6.5 x 60mm	2	$350.00	$700.00
10-03-6565-2	Savannah-T Dome Topped Screw Assembly, Cannulated, 6.5 x 65mm	2	$350.00	$700.00
10-03-7530-2	Savannah-T Dome Topped Screw Assembly, Cannulated, 7.5 x 30mm	4	$350.00	$1,400.00
10-03-7535-2	Savannah-T Dome Topped Screw Assembly, Cannulated, 7.5 x 35mm	4	$350.00	$1,400.00
10-03-7540-2	Savannah-T Dome Topped Screw Assembly, Cannulated, 7.5 x 40mm	6	$350.00	$2,100.00
10-03-7545-2	Savannah-T Dome Topped Screw Assembly, Cannulated, 7.5 x 45mm	6	$350.00	$2,100.00
10-03-7550-2	Savannah-T Dome Topped Screw Assembly, Cannulated, 7.5 x 50mm	4	$350.00	$1,400.00
10-03-7555-2	Savannah-T Dome Topped Screw Assembly, Cannulated, 7.5 x 55mm	4	$350.00	$1,400.00
10-03-7560-2	Savannah-T Dome Topped Screw Assembly, Cannulated, 7.5 x 60mm	2	$350.00	$700.00
10-03-7565-2	Savannah-T Dome Topped Screw Assembly, Cannulated, 7.5 x 65mm	2	$350.00	$700.00
10706-040	Savannah-T Notched Curved Rod, 40mm	2	$50.00	$100.00
10706-045	Savannah-T Notched Curved Rod, 45mm	2	$50.00	$100.00
10706-050	Savannah-T Notched Curved Rod, 50mm	2	$50.00	$100.00
10706-060	Savannah-T Notched Curved Rod, 60mm	2	$50.00	$100.00
10706-070	Savannah-T Notched Curved Rod, 70mm	2	$50.00	$100.00
10706-080	Savannah-T Notched Curved Rod, 80mm	2	$50.00	$100.00
10706-090	Savannah-T Notched Curved Rod, 90mm	2	$50.00	$100.00
10705-040	Savannah-T High Top Straight Rod, 40mm	2	$50.00	$100.00
10705-045	Savannah-T High Top Straight Rod, 45mm	2	$50.00	$100.00
10705-050	Savannah-T High Top Straight Rod, 50mm	2	$50.00	$100.00
10705-060	Savannah-T High Top Straight Rod, 60mm	2	$50.00	$100.00
10705-070	Savannah-T High Top Straight Rod, 70mm	2	$50.00	$100.00
10705-080	Savannah-T High Top Straight Rod, 80mm	2	$50.00	$100.00
10705-090	Savannah-T High Top Straight Rod, 90mm	2	$50.00	$100.00
10705-100	Savannah-T High Top Straight Rod, 100mm	2	$50.00	$100.00
10705-125	Savannah-T High Top Straight Rod, 125mm	2	$50.00	$100.00
10-07	Savannah-T Set Screw	18	$50.00	$900.00
1003-10710	Savannah-T Set Screw Caddy	1	$242.13	$242.13
10706-055	Savannah-T Notched Curved Rod, 55mm	2	$50.00	$100.00
10706-065	Savannah-T Notched Curved Rod, 65mm	2	$50.00	$100.00
10706-075	Savannah-T Notched Curved Rod, 75mm	2	$50.00	$100.00
10706-085	Savannah-T Notched Curved Rod, 85mm	2	$50.00	$100.00
10706-095	Savannah-T Notched Curved Rod, 95mm	2	$50.00	$100.00
10706-100	Savannah-T Notched Curved Rod, 100mm	2	$50.00	$100.00
	Tray Expense Allocation	1	$1,500.00	$1,500.00
		TRAY TOTAL:	**$39,927.65**	

Additional Product

100.00

10704-030	30mm Straight Rod2$50.00$100.00
10704-035	35mm Straight Rod2$50.00$100.00
10704-040	40mm Straight Rod2$50.00$100.00
10704-045	45mm Straight Rod2$50.00$100.00
10704-050	50mm Straight Rod2$50.00$100.00
10704-060	60mm Straight Rod2$50.00$100.00
10704-070	70mm Straight Rod2$50.00$100.00
10704-080	80mm Straight Rod2$50.00$100.00
10704-090	90mm Straight Rod..2$50.00$100.00
10704-100	100mm Straight Rod2$50.00$100.00
.10704-125	125mm Straight Rod2
-	$50.00$100.00
10-07	Set Screw18$50.00$900.00
1003-10710	Set Screw Caddy1$242.13$242.13
11000-200	Miscellenous Caddy1$267.76$267.76
Tray Expense Allocation1$1,500.00$1,500.00

10704-130	Additional Product
Savannah-T Straight Rod, 130 mm	TRAY TOTAL:
1	$40.725.41

$50.00

10704-140	Savannah-T Straight Rod, 140 mm1$50.00

EXHIBIT 10.34

Additional Product

10704-130	Savannah-T Straight Rod, 130 mm	1	$50.00
10704-140	Savannah-T Straight Rod, 140 mm	1	$50.00
10704-150	Savannah-T Straight Rod, 150 mm	1	$50.00
10704-160	Savannah-T Straight Rod, 160 mm	1	$100.00
10704-170	Savannah-T Straight Rod, 170 mm	1	$100.00
10704-175	Savannah-T Straight Rod, 175 mm	1	$100.00
10704-180	Savannah-T Straight Rod, 180 mm	1	$100.00
10704-190	Savannah-T Straight Rod, 190 mm	1	$100.00
10704-200	Savannah-T Straight Rod, 200 mm	1	$100.00
10704-250	Savannah-T Straight Rod, 250 mm	1	$100.00
10704-300	Savannah-T Straight Rod, 300 mm	1	$100.00
10704-400	Savannah-T Straight Rod, 400 mm	1	$100.00
10704-500	Savannah-T Straight Rod, 500 mm	1	$100.00
10707-095	Savannah-T Curved Rod, 95 mm	1	$50.00
10707-100	Savannah-T Curved Rod, 100 mm	1	$50.00
10707-105	Savannah-T Curved Rod, 105 mm	1	$50.00
10707-110	Savannah-T Curved Rod, 110 mm	1	$50.00
10707-115	Savannah-T Curved Rod, 115 mm	1	$50.00
10707-120	Savannah-T Curved Rod, 120 mm	1	$50.00
10707-125	Savannah-T Curved Rod, 125 mm	1	$50.00
10707-130	Savannah-T Curved Rod, 130 mm	1	$50.00
10707-140	Savannah-T Curved Rod, 140 mm	1	$50.00
10707-150	Savannah-T Curved Rod, 150 mm	1	$50.00
10707-160	Savannah-T Curved Rod, 160 mm	1	$100.00
10707-170	Savannah-T Curved Rod, 170 mm	1	$100.00
10707-175	Savannah-T Curved Rod, 175 mm	1	$100.00
10707-180	Savannah-T Curved Rod, 180 mm	1	$100.00
10707-190	Savannah-T Curved Rod, 190 mm	1	$100.00
10707-200	Savannah-T Curved Rod, 200 mm	1	$100.00

Additional Costs

	Shipping & Handling

EXHIBIT 10.34

center00704-150	Savannah-T Straight Rod, 150 mm1$50.00

Amendia
The Elements of Healing

Amendia, Inc.
1755 West Oak Parkway
Marietta, GA. 30062.
Phone: 770-575-5200
1-877-755-3329
Fax: 877-420-1213
Website: www.amendia.com

9/17/2014
CPM Medical

Dear Customer,
In reference to your quote request, Amendia Inc. is please to provide the following quotation:

SAVT-Mid Top (solid)

Part Number	Description	Qty.	Price	Ext. Price
10-TR-5	Savannah-T Mid Top Implant Case	1	$2,185.52	$2,185.52
10-02-5530-1	5.5 x 30mm Mid Top Tulip Pedicle Screw	4	$295.00	$1,180.00
10-02-5535-1	5.5 x 35mm Mid Top Tulip Pedicle Screw	4	$295.00	$1,180.00
10-02-5540-1	5.5 x 40mm Mid Top Tulip Pedicle Screw	8	$295.00	$2,360.00
10-02-5545-1	5.5 x 45mm Mid Top Tulip Pedicle Screw	4	$295.00	$1,180.00
10-02-5550-1	5.5 x 50mm Mid Top Tulip Pedicle Screw	4	$295.00	$1,180.00
10-02-6530-1	6.5 x 30mm Mid Top Tulip Pedicle Screw	4	$295.00	$1,180.00
10-02-6535-1	6.5 x 35mm Mid Top Tulip Pedicle Screw	6	$295.00	$1,770.00
10-02-6540-1	6.5 x 40mm Mid Top Tulip Pedicle Screw	8	$295.00	$2,360.00
10-02-6545-1	6.5 x 45mm Mid Top Tulip Pedicle Screw	8	$295.00	$2,360.00
10-02-6550-1	6.5 x 50mm Mid Top Tulip Pedicle Screw	6	$295.00	$1,770.00
10-02-6555-1	6.5 x 55mm Mid Top Tulip Pedicle Screw	6	$295.00	$1,770.00
10-02-6560-1	6.5 x 60mm Mid Top Tulip Pedicle Screw	4	$295.00	$1,180.00
10-02-6565-1	6.5 x 65mm Mid Top Tulip Pedicle Screw	4	$295.00	$1,180.00
10-02-7530-1	7.5 x 30mm Mid Top Tulip Pedicle Screw	4	$295.00	$1,180.00
10-02-7535-1	7.5 x 35mm Mid Top Tulip Pedicle Screw	6	$295.00	$1,770.00
10-02-7540-1	7.5 x 40mm Mid Top Tulip Pedicle Screw	8	$295.00	$2,360.00
10-02-7545-1	7.5 x 45mm Mid Top Tulip Pedicle Screw	8	$295.00	$2,360.00
10-02-7550-1	7.5 x 50mm Mid Top Tulip Pedicle Screw	6	$295.00	$1,770.00
10-02-7555-1	7.5 x 55mm Mid Top Tulip Pedicle Screw	4	$295.00	$1,180.00
10-02-7560-1	7.5 x 60mm Mid Top Tulip Pedicle Screw	4	$295.00	$1,180.00
10-02-7565-1	7.5 x 65mm Mid Top Tulip Pedicle Screw	4	$295.00	$1,180.00
10707-030	30mm Curved Rod	2	$50.00	$100.00
10707-035	35mm Curved Rod	2	$50.00	$100.00
10707-040	40mm Curved Rod	2	$50.00	$100.00
10707-045	45mm Curved Rod	2	$50.00	$100.00
10707-050	50mm Curved Rod	2	$50.00	$100.00
10707-060	60mm Curved Rod	2	$50.00	$100.00
10707-070	70mm Curved Rod	2	$50.00	$100.00
10707-080	80mm Curved Rod	2	$50.00	$100.00
10707-090	90mm Curved Rod	2	$50.00	$100.00
10704-030	30mm Straight Rod	2	$50.00	$100.00
10704-035	35mm Straight Rod	2	$50.00	$100.00
10704-040	40mm Straight Rod	2	$50.00	$100.00
10704-045	45mm Straight Rod	2	$50.00	$100.00
10704-050	50mm Straight Rod	2	$50.00	$100.00
10704-060	60mm Straight Rod	2	$50.00	$100.00
10704-070	70mm Straight Rod	2	$50.00	$100.00
10704-080	80mm Straight Rod	2	$50.00	$100.00
10704-090	90mm Straight Rod	2	$50.00	$100.00
10704-100	100mm Straight Rod	2	$50.00	$100.00

EXHIBIT 10.34

center00 10704-160	Savannah-T Straight Rod, 160 mm1$100.00

SAVT-Mid Top (cannulated)

Part Number	Description	Qty.	Price	Ext. Price
10-TR-5	Savannah-T Mid Top Implant Case	1	$2,185.52	$2,185.52
10-02-5530-2	5.5 x 30mm Mid Top Cannulated Tulip Pedicle Screw	4	$295.00	$1,180.00
10-02-5535-2	5.5 x 35mm Mid Top Cannulated Tulip Pedicle Screw	4	$295.00	$1,180.00
10-02-5540-2	5.5 x 40mm Mid Top Cannulated Tulip Pedicle Screw	8	$295.00	$2,360.00
10-02-5545-2	5.5 x 45mm Mid Top Cannulated Tulip Pedicle Screw	4	$295.00	$1,180.00
10-02-5550-2	5.5 x 50mm Mid Top Cannulated Tulip Pedicle Screw	4	$295.00	$1,180.00
10-02-6530-2	6.5 x 30mm Mid Top Cannulated Tulip Pedicle Screw	4	$295.00	$1,180.00
10-02-6535-2	6.5 x 35mm Mid Top Cannulated Tulip Pedicle Screw	6	$295.00	$1,770.00
10-02-6540-2	6.5 x 40mm Mid Top Cannulated Tulip Pedicle Screw	8	$295.00	$2,360.00
10-02-6545-2	6.5 x 45mm Mid Top Cannulated Tulip Pedicle Screw	8	$295.00	$2,360.00
10-02-6550-2	6.5 x 50mm Mid Top Cannulated Tulip Pedicle Screw	6	$295.00	$1,770.00
10-02-6555-2	6.5 x 55mm Mid Top Cannulated Tulip Pedicle Screw	6	$295.00	$1,770.00
10-02-6560-2	6.5 x 60mm Mid Top Cannulated Tulip Pedicle Screw	4	$295.00	$1,180.00
10-02-6565-2	6.5 x 65mm Mid Top Cannulated Tulip Pedicle Screw	4	$295.00	$1,180.00
10-02-7530-2	7.5 x 30mm Mid Top Cannulated Tulip Pedicle Screw	4	$295.00	$1,180.00
10-02-7535-2	7.5 x 35mm Mid Top Cannulated Tulip Pedicle Screw	6	$295.00	$1,770.00
10-02-7540-2	7.5 x 40mm Mid Top Cannulated Tulip Pedicle Screw	8	$295.00	$2,360.00
10-02-7545-2	7.5 x 45mm Mid Top Cannulated Tulip Pedicle Screw	8	$295.00	$2,360.00
10-02-7550-2	7.5 x 50mm Mid Top Cannulated Tulip Pedicle Screw	6	$295.00	$1,770.00
10-02-7555-2	7.5 x 55mm Mid Top Cannulated Tulip Pedicle Screw	4	$295.00	$1,180.00
10-02-7560-2	7.5 x 60mm Mid Top Cannulated Tulip Pedicle Screw	4	$295.00	$1,180.00
10-02-7565-2	7.5 x 65mm Mid Top Cannulated Tulip Pedicle Screw	4	$295.00	$1,180.00
10707-030	30mm Curved Rod	2	$50.00	$100.00
10707-035	35mm Curved Rod	2	$50.00	$100.00
10707-040	40mm Curved Rod	2	$50.00	$100.00
10707-045	45mm Curved Rod	2	$50.00	$100.00
10707-050	50mm Curved Rod	2	$50.00	$100.00
10707-060	60mm Curved Rod	2	$50.00	$100.00
10707-070	70mm Curved Rod	2	$50.00	$100.00
10707-080	80mm Curved Rod	2	$50.00	$100.00
10707-090	90mm Curved Rod	2	$50.00	$100.00
10704-030	30mm Straight Rod	2	$50.00	$100.00
10704-035	35mm Straight Rod	2	$50.00	$100.00
10704-040	40mm Straight Rod	2	$50.00	$100.00
10704-045	45mm Straight Rod	2	$50.00	$100.00
10704-050	50mm Straight Rod	2	$50.00	$100.00
10704-060	60mm Straight Rod	2	$50.00	$100.00
10704-070	70mm Straight Rod	2	$50.00	$100.00
10704-080	80mm Straight Rod	2	$50.00	$100.00
10704-090	90mm Straight Rod	2	$50.00	$100.00
10704-100	100mm Straight Rod	2	$50.00	$100.00
10704-125	125mm Straight Rod	2	$50.00	$100.00
10-07	Set Screw	18	$50.00	$900.00
1003-10710	Set Screw Caddy	1	$242.13	$242.13
11000-200	Miscellenous Caddy	1	$267.76	$267.76
	Tray Expense Allocation	1	$1,500.00	$1,500.00

EXHIBIT 10.34

EXHIBIT 10.34

center000 10-01-6535-2	6.5 x 35mm Low-Top Cannulated Pedicle Screw6$225.00 $1,350.00

Amendia
The Elements of Healing

Amendia, Inc.
1755 West Oak Parkway
Marietta, GA. 30062.
Phone: 770-575-5200
1-877-755-3329
Fax: 877-420-1213
Website: www.amendia.com

9/17/2014
CPM Medical

Dear Customer,
In reference to your quote request, Amendia Inc. is please to provide the following quotation:

SAVT-LTC /Sav-T Low Top Cannulated

Part Number	Description	Qty.	Price	Ext. Price
10-TR-4	Savannah-T Low Top Implant Case	1	$2,185.52	$2,185.52
10-01-5530-2	5.5 x 30mm Low-Top Cannulated Pedicle Screw	4	$225.00	$900.00
10-01-5535-2	5.5 x 35mm Low-Top Cannulated Pedicle Screw	4	$225.00	$900.00
10-01-5540-2	5.5 x 40mm Low-Top Cannulated Pedicle Screw	8	$225.00	$1,800.00
10-01-5545-2	5.5 x 45mm Low-Top Cannulated Pedicle Screw	4	$225.00	$900.00
10-01-5550-2	5.5 x 50mm Low-Top Cannulated Pedicle Screw	4	$225.00	$900.00
10-01-6530-2	6.5 x 30mm Low-Top Cannulated Pedicle Screw	4	$225.00	$900.00
10-01-6535-2	6.5 x 35mm Low-Top Cannulated Pedicle Screw	6	$225.00	$1,350.00
10-01-6540-2	6.5 x 40mm Low-Top Cannulated Pedicle Screw	8	$225.00	$1,800.00
10-01-6545-2	6.5 x 45mm Low-Top Cannulated Pedicle Screw	8	$225.00	$1,800.00
10-01-6550-2	6.5 x 50mm Low-Top Cannulated Pedicle Screw	6	$225.00	$1,350.00
10-01-6555-2	6.5 x 55mm Low-Top Cannulated Pedicle Screw	6	$225.00	$1,350.00
10-01-6560-2	6.5 x 60mm Low-Top Cannulated Pedicle Screw	4	$225.00	$900.00
10-01-6565-2	6.5 x 65mm Low-Top Cannulated Pedicle Screw	4	$225.00	$900.00
10-01-7530-2	7.5 x 30mm Low-Top Cannulated Pedicle Screw	4	$225.00	$900.00
10-01-7535-2	7.5 x 35mm Low-Top Cannulated Pedicle Screw	6	$225.00	$1,350.00
10-01-7540-2	7.5 x 40mm Low-Top Cannulated Pedicle Screw	8	$225.00	$1,800.00
10-01-7545-2	7.5 x 45mm Low-Top Cannulated Pedicle Screw	8	$225.00	$1,800.00
10-01-7550-2	7.5 x 50mm Low-Top Cannulated Pedicle Screw	6	$225.00	$1,350.00
10-01-7555-2	7.5 x 55mm Low-Top Cannulated Pedicle Screw	4	$225.00	$900.00
10-01-7560-2	7.5 x 60mm Low-Top Cannulated Pedicle Screw	4	$225.00	$900.00
10-01-7565-2	7.5 x 65mm Low-Top Cannulated Pedicle Screw	4	$225.00	$900.00
10707-030	30mm Curved Rod	2	$50.00	$100.00
10707-035	35mm Curved Rod	2	$50.00	$100.00
10707-040	40mm Curved Rod	2	$50.00	$100.00
10707-045	45mm Curved Rod	2	$50.00	$100.00
10707-050	50mm Curved Rod	2	$50.00	$100.00
10707-060	60mm Curved Rod	2	$50.00	$100.00
10707-070	70mm Curved Rod	2	$50.00	$100.00
10707-080	80mm Curved Rod	2	$50.00	$100.00
10707-090	90mm Curved Rod	2	$50.00	$100.00
10704-030	30mm Straight Rod	2	$50.00	$100.00
10704-035	35mm Straight Rod	2	$50.00	$100.00
10704-040	40mm Straight Rod	2	$50.00	$100.00
10704-045	45mm Straight Rod	2	$50.00	$100.00
10704-050	50mm Straight Rod	2	$50.00	$100.00
10704-060	60mm Straight Rod	2	$50.00	$100.00
10704-070	70mm Straight Rod	2	$50.00	$100.00
10704-080	80mm Straight Rod	2	$50.00	$100.00
10704-090	90mm Straight Rod	2	$50.00	$100.00
10704-100	100mm Straight Rod	2	$50.00	$100.00

SAVT-LTNC /Sav-T Low Top Non- Cannulated

Part Number	Description	Qty.	Price	Ext. Price
10-TR-4	Savannah-T Low Top Implant Case	1	$2,185.52	$2,185.52
10-01-5530-1	5.5 x 30mm Low-Top Solid Pedicle Screw	4	$225.00	$900.00
10-01-5535-1	5.5 x 35mm Low-Top Solid Pedicle Screw	4	$225.00	$900.00
10-01-5540-1	5.5 x 40mm Low-Top Solid Pedicle Screw	8	$225.00	$1,800.00
10-01-5545-1	5.5 x 45mm Low-Top Solid Pedicle Screw	4	$225.00	$900.00
10-01-5550-1	5.5 x 50mm Low-Top Solid Pedicle Screw	4	$225.00	$900.00
10-01-6530-1	6.5 x 30mm Low-Top Solid Pedicle Screw	4	$225.00	$900.00
10-01-6535-1	6.5 x 35mm Low-Top Solid Pedicle Screw	6	$225.00	$1,350.00
10-01-6540-1	6.5 x 40mm Low-Top Solid Pedicle Screw	8	$225.00	$1,800.00
10-01-6545-1	6.5 x 45mm Low-Top Solid Pedicle Screw	8	$225.00	$1,800.00
10-01-6550-1	6.5 x 50mm Low-Top Solid Pedicle Screw	6	$225.00	$1,350.00
10-01-6555-1	6.5 x 55mm Low-Top Solid Pedicle Screw	6	$225.00	$1,350.00
10-01-6560-1	6.5 x 60mm Low-Top Solid Pedicle Screw	4	$225.00	$900.00
10-01-6565-1	6.5 x 65mm Low-Top Solid Pedicle Screw	4	$225.00	$900.00
10-01-7530-1	7.5 x 30mm Low-Top Solid Pedicle Screw	4	$225.00	$900.00
10-01-7535-1	7.5 x 35mm Low-Top Solid Pedicle Screw	6	$225.00	$1,350.00
10-01-7540-1	7.5 x 40mm Low-Top Solid Pedicle Screw	8	$225.00	$1,800.00
10-01-7545-1	7.5 x 45mm Low-Top Solid Pedicle Screw	8	$225.00	$1,800.00
10-01-7550-1	7.5 x 50mm Low-Top Solid Pedicle Screw	6	$225.00	$1,350.00
10-01-7555-1	7.5 x 55mm Low-Top Solid Pedicle Screw	4	$225.00	$900.00
10-01-7560-1	7.5 x 60mm Low-Top Solid Pedicle Screw	4	$225.00	$900.00
10-01-7565-1	7.5 x 65mm Low-Top Solid Pedicle Screw	4	$225.00	$900.00
10707-030	30mm Curved Rod	2	$50.00	$100.00
10707-035	35mm Curved Rod	2	$50.00	$100.00
10707-040	40mm Curved Rod	2	$50.00	$100.00
10707-045	45mm Curved Rod	2	$50.00	$100.00
10707-050	50mm Curved Rod	2	$50.00	$100.00
10707-060	60mm Curved Rod	2	$50.00	$100.00
10707-070	70mm Curved Rod	2	$50.00	$100.00
10707-080	80mm Curved Rod	2	$50.00	$100.00
10707-090	90mm Curved Rod	2	$50.00	$100.00
10704-030	30mm Straight Rod	2	$50.00	$100.00
10704-035	35mm Straight Rod	2	$50.00	$100.00
10704-040	40mm Straight Rod	2	$50.00	$100.00
10704-045	45mm Straight Rod	2	$50.00	$100.00
10704-050	50mm Straight Rod	2	$50.00	$100.00
10704-060	60mm Straight Rod	2	$50.00	$100.00
10704-070	70mm Straight Rod	2	$50.00	$100.00
10704-080	80mm Straight Rod	2	$50.00	$100.00
10704-090	90mm Straight Rod	2	$50.00	$100.00
10704-100	100mm Straight Rod	2	$50.00	$100.00
10704-125	125mm Straight Rod	2	$50.00	$100.00
10-07	Set Screw	18	$50.00	$900.00
1003-10710	Set Screw Caddy	1	$242.13	$242.13
11000-200	Miscellenous Caddy	1	$267.76	$267.76
	Tray Expense Allocation	1	$1,500.00	$1,500.00

EXHIBIT 10.34

EXHIBIT 10.34

center000 0-01-6540-2	6.5 x 40mm Low-Top Cannulated Pedicle Screw8$225.00

Amendia
The Elements of Healing

Amendia, Inc.
1755 West Oak Parkway
Marietta, GA. 30062.
Phone: 770-575-5200
1-877-755-3329
Fax: 877-420-1213
Website: www.amendia.com

9/17/2014
CPM Medical

Dear Customer,
In reference to your quote request, Amendia Inc. is please to provide the following quotation:

SAVT-INS1 /Savannah-T Case 1

Part Number	Description	Qty.	Price	Ext. Price
10-TR-1	Savannah-T Instrument Case 1	1	$2,191.92	$2,191.92
11000-1	Set Screw Starter	1	$175.50	$175.50
11000-14	Screw Driver	2	$643.11	$1,286.22
11000-2	Counter Torque	1	$285.08	$285.08
11000-53	Depth Sounder	2	$178.80	$357.60
11000-54	Axial Handle	2	$460.80	$921.60
11000-55	Torque Limiting T-Handle	1	$748.88	$748.88
11000-57	Palm Handle	1	$475.20	$475.20
11000-6	Set Screw Driver	2	$174.00	$348.00
11000-8-45	Pedicle Screw Tap 4.5mm	1	$160.28	$160.28
11000-8-55	Pedicle Screw Tap 5.5mm	1	$160.28	$160.28
11000-8-65	Pedicle Screw Tap 6.5mm	1	$160.28	$160.28
9091	Rod Gripper	1	$203.66	$203.66
9095	Rod Bender	1	$642.50	$642.50
11000-17	Rocker	1	$911.30	$911.30
11000-51	Straight Bone Probe	1	$309.38	$309.38
11000-52	Curved Bone Probe	1	$323.04	$323.04
11000-56	Bone Awl	1	$326.78	$326.78
11000-16	Persuader	1	$1,939.22	$1,939.22
	Tray Expense Allocation	1	$1,500.00	$1,500.00
		TRAY TOTAL:	**$13,426.72**	

SAVT-INS2 /Savannah-T Case 2

Part Number	Description	Qty.	Price	Ext. Price
10-TR-2	Savannah-T Instrument Case 2	1	$2,191.92	$2,191.92
11000-11	Right Angle Rod Inserter	1	$973.06	$973.06
11000-12	Tab Breaker	1	$783.65	$783.65
11000-4	Compressor	1	$1,700.59	$1,700.59
11000-5	Distractor	1	$1,683.05	$1,683.05
11000-58	Tab Cutter	1	$142.20	$142.20
11000-59	Rod Inserter Driver	1	$313.39	$313.39
11000-13	Scissor Caliper	1	$699.60	$699.60
11000-15	Tab Breaker Pliers	1	$714.58	$714.58
11000-18	Bone Funnel	1	$399.83	$399.83

11000-19	Bone Tamp	1	$196.43	$196.43
11000-3	Tulip Positioner	1	$240.50	$240.50
11000-7	Screw Adjuster	2	$165.83	$331.66
11000-8-55C	Pedicle Screw Tap- 5.5mm Cannulated	1	$255.60	$255.60
11000-8-65C	Pedicle Screw Tap- 6.5mm Cannulated	1	$255.60	$255.60
10-40	MIS Sleeves	2	$74.10	$148.20
11000-29	Curved Distractor/Compressor Tips	2	$317.69	$635.38
11000-30	Offset Curved Distractor/Compressor Tips	2	$359.04	$718.08
11000-31	Hook Distractor/Compressor Tips	2	$397.42	$794.84
11000-32	MIS Distractor/Compressor Tips	2	$371.74	$743.48
11000-20	MIS Compressor	1	$994.03	$994.03
10650-2	Small Dilator	1	$91.52	$91.52
10650-3	Large Dilator	1	$74.24	$74.24
10342-2	Compressor Fulcrum	1	$16.37	$16.37
	Tray Expense Allocation	1	$1,500.00	$1,500.00
		TRAY TOTAL:	**$16,597.80**

EXHIBIT 10.34

EXHIBIT B
TERRITORY

1.Appointment of Territory. "Territory" is hereby defined as all doctors, hospitals, clinics, or other healthcare facilities where medical treatment for the spine is administered located in the territory stipulated below:

•	Texas and Florida

All Territory is assigned to Distributor on a non-exclusive basis.

2.Federal Facility Limitation. Notwithstanding anything to the contrary herein or in the Agreement, Territory will not include, and Distributor shall not solicit or distribute Products to, any federal facilities, including any Veterans Administration hospitals or facilities.

EXHIBIT 10.34

EXHIBIT C
FORM OF PURCHASE ORDER

(See attached.)

EXHIBIT 10.34

EXHIBIT D
AMENDIA GENERAL RESTOCKING POLICY

•	Stocking distributors shall purchase the instrument sets and any additional instruments needed. Pricing varies depending on the instrument tray being purchased.
•	Custom instruments shall be paid for by Distributor.
•	Loaner sets are available for no charge provided they are returned in a timely manner.
•	There will be a $75 per day late fee charged for every loaner tray not returned by the due date provided with the RMA.
•	Shipping charges will be charged to Distributor and added to each invoice.
•

Stocking distributors shall determine their par levels and place no more than one order per week. Please take note that most of the time last-minute orders can be .fiilfilled, but there can be a four-week turnaround if the Products are not readily available.

•	Due to significant price savings for stocking distributors all inventory purchased with Amendia can be returned according to the matrix below:
o	0-15 Days: 100% refund of invoice price
o	15-30 Days: 75% refund of invoice price
o	30-60 Days: 50% credit based on invoice price
•

All products returned to Amendia must have a Returned Materials Authorization ("RMA") number in order for Customer Service to process the return. To obtain the RMA number, Distributor must contact Amendia Customer Service and provide the following information:

o	Catalog number
o	Lot number
o	Quantity
o	Reason for the return.
•	No returns are allowed for Cavimend products.
•	There is a 25% re-stocking fee for all products purchased and returned.
•	There is a re-sterilization fee of $35 for sterile implants.

Please contact Customer Service at customerservice@amendia.com for assistance.

Initials:- -

EXHIBIT 10.34

EXHIBIT E
BIOLOGICS RETURN POLICY AND RESTOCKING FEE

This Exhibit E describes the return policies and restocking fees that apply in the event any biologics products are made available to Distributor under this Agreement. Distributor agrees that the inclusion of this Exhibit E does not mean that any biologics products will be made available to Distributor by Supplier through this or any other Agreement. All returned items require a Return Authorization number ("RA") prior to returning. To obtain an RA, contact Amendia Customer Service at customerservice@amendia.com. Any items returned without an RA number may be considered non-returnable.

Fresh Tissue

No return.

Freeze-Dried Tissue and Synthetic Biomaterials

May only be returned if (1) the supplier or manufacturer receives the package within ten business days from the date that the supplier or manufacturer shipped to the designated distributor or representative and (2) the plastic packaging surrounding the graft has not been opened or compromised.

There will be a 20% restocking fee applied per tissue item.

The remaining balance will be credited upon approval and upon inspection of tissue returned.

Frozen Tissue

It is not standard practice for supplier or manufacturer to accept frozen tissue retuned from a distributor due to strict requirements on temperature monitoring and chain of custody. Therefore, the basic considerations would be that the shipping container has not been opened or tampered with, the RA is requested within the same business day of delivery and the total amount of time on dry ice is within 48 hours from the date the supplier or manufacturer shipped to the designated distributor or representative. Each request will be reviewed for approval on an individual basis by contacting Amendia Customer Service at the above email address.

There will be a 20% restocking fee applied per tissue item.

The remaining balance will be credited upon approval and upon inspection of tissue returned.

Qualification

Notwithstanding the foregoing, the above return policy is subject to the terms and conditions offered by the manufacturer of the products at issue.

Initials:- -

EXHIBIT 10.34

Form **W-9**
(Rev. December 2011)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Give Form to the requester. Do not send to the IRS.

Print or type
See Specific Instructions on page 2.

Name (as shown on your income tax return)

Business name/disregarded entity name, if different from above

Check appropriate box for federal tax classification:
☐ Individual/sole proprietor ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶

☐ Other (see instructions) ▶

☐ Exempt payee

Address (number, street, and apt. or suite no.)

Requester's name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

Part I **Taxpayer Identification Number (TIN)**

Enter your TIN in the appropriate box. The TIN provided must match the name given on the "Name" line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN* on page 3.

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Social security number
☐☐☐ – ☐☐ – ☐☐☐☐

Employer identification number
☐☐ – ☐☐☐☐☐☐☐

Part II **Certification**

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (defined below).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 4.

Sign Here **Signature of U.S. person ▶** **Date ▶**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income.

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners' share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

Cat. No. 10231X Form W-9 (Rev. 12-2011)

Initials:- -